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                                                                    Exhibit 23.1
                                                                    ------------


                        CONSENT OF INDEPENDENT AUDITORS


          We consent to the reference of our firm under the caption "Experts" in the Registration Statement of Sterling Software, Inc., related to registration of 7,750,000 shares of common stock issuable under the Amended and Restated 1996 Stock Option Plan and to the incorporation by reference therein of our report dated November 16, 1995 with respect to the consolidated financial statements and schedule of Sterling Software, Inc. included in its Annual Report (Form 10-
K) for the year ended September 30, 1995, filed with the Securities and Exchange Commission.



                                                        /s/ ERNST & YOUNG LLP


Dallas, Texas
October 2, 1996